EXHIBIT INDEX

EXHIBIT           DESCRIPTION

EX-99.12a         Opinion  and  Consent  of Counsel  as to the tax  matters  and consequences  to  shareholders  with  respect  to the  Capital
                  Preservation  Fund,  a portfolio of American  Century  Capital
                  Preservation Fund, Inc., in connection with its reorganization into the Capital Preservation Fund, a portfolio of the Registrant.

EX-99.12b         Opinion  and  Consent  of Counsel  as to the tax  matters  and consequences  to  shareholders  with  respect  to the  Capital
                  Preservation  Fund II, a portfolio of American Century Capital
                  Preservation   Fund  II,   Inc.,   in   connection   with  its
                  reorganization into the Capital Preservation Fund, a portfolio of the Registrant.

EX-99.16          Power of Attorney dated February 28, 1997, is filed herein.

EX-27.5.1         FDS for American Century - Benham GNMA Fund.

EX-27.5.2         FDS for American Century - Benham  Intermediate-Term  Treasury
                  Fund.

EX-27.4.3         FDS for  American  Century - Benham  Government  Agency  Money
                  Market Fund.

EX-27.5.4         FDS for American  Century - Benham  Adjustable Rate Government
                  Securities Fund.

EX-27.5.5         FDS for American Century - Benham Short-Term Treasury Fund.

EX-27.5.6         FDS for American Century - Benham Long-Term Treasury Fund.

EX-27.5.7         FDS for American Century - Benham Inflation-Adjusted  Treasury
                  Fund (for the period ended March 31, 1997)

EX-27.5.8         FDS for American Century - Benham Inflation-Adjusted  Treasury
                  Fund (for the period ended June 30, 1997)